UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024 (March 7, 2024)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Resignation of Julie Sanders from the Board of Directors and Re-appointment of Julie Sanders to the Board of Directors to Realign the Company’s Classes of Directors
On March 7, 2024, upon the recommendation of the Corporate Governance Committee of the Company, the Board of Directors (the “Board”) realigned the Company’s classes of directors to provide for equal apportionment among the three classes as a result of the previous announcement of Melvin C. Payne, the Company’s former Chief Executive Officer and current Class I director, that he will remain on the Board until the Company’s 2024 annual meeting of stockholders, at which time his term will expire.
To facilitate the class realignment, on March 7, 2024, Julie Sanders resigned from the Board as a Class II director (term expiring in 2025), and, effective as of March 7, 2024, was re-elected by the Board to serve as a Class I director until the Company’s 2024 annual meeting of shareholders. Ms. Sanders will continue to serve on the Audit, Compensation Committee and Corporate Governance Committees of the Board.
Ms. Sanders has over 30 years of financial and audit leadership experience, along with extensive experience in transformative initiatives as it relate to financial systems, including the development and implementation of large-scale enhancements and capabilities. Ms. Sanders currently serves as Senior Vice President and Chief Audit Executive at Dell Technologies (“Dell”), a publicly traded, technology and services company. Ms. Sanders joined Dell in 2002, and has held a variety of finance, accounting and management roles. Prior to her Chief Audit Executive appointment in 2021, Ms. Sanders was previously Senior Vice President, Global Auditing & Consulting, from 2018 to 2021, and Senior Vice President, Global Revenue, from 2014 to 2018, for Dell. In these leadership roles, Ms. Sanders was responsible for global revenue recognition, revenue operations and global accounting, along with overseeing financial planning and analysis for Dell’s commercial business. Before joining Dell, Ms. Sanders served as Chief Financial Officer for Jardine Foods and Merinta, and also held accounting and finance management positions at Bear Stearns and J. Crew. Ms. Sanders began her career at KPMG, LLP. Ms. Sanders holds a B.B.A. in Accounting from Baylor University and is a Certified Public Accountant.
There are no family relationships between Ms. Sanders and any directors or officers of the Company, and there have been no transactions, nor are there any proposed transactions, between the Company and Ms. Sanders that would require disclosure pursuant to Item 404(a) of Regulation S-K. The Company and Ms. Sanders did not enter into any new plan, contract, arrangement or compensatory plan in connection with Ms. Sanders’ resignation and reappointment.
Ms. Sanders, 55, has served as a member of the Board since 2023, when she was elected as a Class II director.

ITEM 8.01 OTHER EVENTS.
On March 7, 2024, upon the recommendation of the Corporate Governance Committee of the Company, the Board elected Chad Fargason to serve as the Company’s first Non-Executive Chairman of the Board, effective on that date. The election of Mr. Fargason as the Board’s Non-Executive Chairman was as a result of the previous announcement of Mr. Payne, the Company’s former Chief Executive Officer, ceasing to serve as Executive Chairman of the Board of the Company, effective February 22, 2024.
Mr. Fargason joined the Company’s Board in 2023 and has served as the Chairman of the Corporate Governance Committee since 2023.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: March 11, 2024	By:	/s/ Steven D. Metzger
Steven D. Metzger
President and Secretary

INDEX TO EXHIBITS

Exhibit	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL